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Exhibit 23.4

            Consent of Independent Public Accountants

As Independent public accountants, we hereby consent to the incorporation of our report into the company's currently effective Registration Statement on Form S-8 regarding the Company's Employee Stock Ownership 401(k) Plan.


                                  /s/ Condley and Company, L.L.P.

                                  CERTIFIED PUBLIC ACCOUNTANTS


Abilene, Texas
July 3, 1996